Exhibit 10.13

NATIONAL CINEMEDIA, INC.

2007 EQUITY INCENTIVE PLAN

OPTION SUBSTITUTION AWARD

On             , 2007 (the “Effective Date”), National CineMedia, Inc., a Delaware corporation (the “Company”), completed an initial public offering of shares of common stock, $0.01 par value per share, of the Company (“Stock”) (the “IPO”). On the date of the IPO, the individual named below (“Optionee”) held one or more outstanding options to purchase class A units of National CineMedia, LLC, a Delaware limited liability company (the “NCM LLC Option”). Pursuant to Section 14.3 of the NCM LLC 2006 Unit Option Plan, as amended (the “LLC Plan”), upon the completion of the IPO the NCM LLC Option is being exchanged for and substituted with an option to purchase shares of Stock (the “NCM Inc. Option”). This Option Substitution Award (the “Award”) evidences the terms of the NCM Inc. Option granted under the National CineMedia, Inc. 2007 Equity Incentive Plan (the “Plan”) in substitution for an NCM LLC Option, as previously adjusted by the adjustments provided for in Section 14 of the LLC Plan, and the cancellation of the NCM LLC Option.

Name of Optionee:

Vesting Start Date:

Expiration Date:

Type of Option: Non-Qualified Stock Option

The table below summarizes the option immediately before and after the IPO:

NCM LLC Option			NCM Inc. Option
Grant Date	No. of Units of NCM LLC	Exercise Price per Unit	No. of shares of NCM Inc. Stock	Exercise Price per share of Stock

A. ADJUSTMENTS AND SUBSTITUTION

1. Split of Units. Pursuant to Section 14.1 of the LLC Plan, the number of units covered by the unexercised portion of the NCM LLC Option and the option exercise price per unit have been proportionately adjusted in connection with a split of units effected without receipt of consideration by NCM LLC.

2. Extraordinary Cash Distribution. Pursuant to Section 14.1 of the LLC Plan, the number of units covered by the unexercised portion of the NCM LLC Option and the option exercise price per unit have been proportionately adjusted in connection with an extraordinary cash distribution made pursuant to the issuance and subsequent redemption of preferred units to the founding members of NCM LLC effected without receipt of consideration by NCM LLC.

3. Tax Law Requirements. The adjustments provided for in Section 14 of the LLC Plan result in an option exchange ratio of 1:1. The adjustments and substitution are intended to comply with federal tax law requirements to avoid being considered a modification of the original option for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as applicable:

(a) The total spread (the excess of the aggregate fair market value of the shares (or units) subject to the option over the aggregate option exercise price) of the NCM Inc. Option cannot exceed the total spread of the NCM LLC Option that existed immediately prior to the issuance of the NCM Inc. Option;

(b) On a share by share comparison, the ratio of the option exercise price to the fair market value of the shares subject to the NCM Inc. Option immediately after the substitution cannot be greater than the ratio of the option exercise price to the fair market value of the units subject to the NCM LLC Option that existed immediately prior to the substitution;

(c) The NCM Inc. Option must contain all terms of the NCM LLC Option, except to the extent such terms are rendered inoperative by the corporate transaction;

(d) The NCM Inc. Option must not provide the option holder additional benefits that the option holder did not have under the NCM LLC Option; and

(e) In connection with the substitution and the receipt of the NCM Inc. Option, all rights of the option holder under the NCM LLC Option must be cancelled.

4. Other Adjustments. The number of units subject to the NCM LLC Option on the Effective Date was determined by rounding the amount determined after the adjustments down to the next whole number of units. The exercise price per unit of the NCM LLC Option on the Effective Date was determined by rounding the amount determined after the adjustments up to the next whole cent.

5. Substitution. Pursuant to Section 14.3 of the LLC Plan, upon the occurrence of the IPO, each outstanding NCM LLC Option shall be exchanged for an NCM Inc. Option pursuant to a fixed exchange ratio of 1:1, and following the exchange, the NCM LLC Option shall be cancelled.

B. STOCK OPTION AWARD

1. Grant of Option. Subject to the terms and conditions of this Award and the Plan, the Company hereby grants to Optionee, an Option to purchase the number of shares of Stock, at the Exercise Price (each as set forth on the cover page of this Award), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award, the terms and conditions of the Plan shall govern, except to the extent the Plan would be considered to provide for an additional benefit as determined under Section 409A of the Code. All capitalized terms in this Award shall have the meaning assigned to them in this Award or in the Plan.

2. Type of Option. This Option is a Non-Qualified Stock Option.

3. Vesting. The Option is only exercisable, in whole or in part, before it expires and then only with respect to the vested portion of the Option. Subject to the preceding sentence, Optionee may exercise this Option, by following the procedures set forth in this Award.

Except as provided otherwise in this Award and the Plan (including but not limited to Section 14.2 of the Plan which provides for accelerated vesting upon certain terminations in connection with a Change of Control), Optionee’s right to purchase shares of Stock under this Option vests as to one-fifth ( 1/5) of the total number of shares covered by this Option, on the one-year anniversary of the Vesting Start Date (“Anniversary Date”), provided Optionee then continues in Service. Thereafter for each such Anniversary Date that Optionee remains in Service, the number of shares of Stock covered by the Option shall vest at the rate of one-fifth ( 1/5) of the shares following the Anniversary Date, as set forth below:

Service Vesting Date	Percentage of Shares that Vest	Number of Shares that Vest

No additional shares will vest after Optionee’s termination of Service for any reason.

4. Option Term; Expiration Date. This Option shall have a maximum term of fifteen (15) years measured from the original Grant Date (as set forth in the table on the cover sheet of this Award) and shall accordingly expire at the close of business at Company headquarters on the fifteenth anniversary of the Grant Date, unless sooner terminated in accordance with Section 5 of this Award (the “Expiration Date”).

5. Termination of Service; Expiration of Option. If Optionee terminates Service with the Company and its Affiliates prior to the Expiration Date, the following shall apply:

(a) By the Company Without Cause or By Optionee for Good Reason. If Optionee’s Service is terminated by the Company or its Affiliate without Cause or Optionee terminates Service for Good Reason, then the vested portion of the Option will expire at the close of business at Company headquarters on the 90th day after Optionee terminates Service, but in no event after the Expiration Date. The unvested portion of the Option automatically expires on the date of termination of Service. Section 14.2 of the Plan provides for accelerated vesting upon certain conditions in connection with a Change of Control.

(b) By Optionee Without Good Reason. If Optionee terminates Service without Good Reason, then Optionee shall immediately forfeit all rights to the Option (whether or not vested) and the Option shall immediately expire on the date of termination of Service.

(c) Termination for Cause. If Optionee’s Service is terminated by the Company or an Affiliate for Cause, then Optionee shall immediately forfeit all rights to the Option (whether or not vested) and the Option shall immediately expire on the date of termination of Service.

(d) Disability. If Optionee terminates Service because of Optionee’s Disability, then the vested portion of the Option will expire at the close of business at Company headquarters on the date twelve (12) months after Optionee’s termination of Service, but in no event after the Expiration Date. The unvested portion of the Option automatically expires on the date of termination of Service.

(e) Death. If Optionee terminates Service because of Optionee’s death, then the vested portion of the Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death, but in no event after the Expiration Date. During that twelve (12) month period, Optionee’s estate or heirs may exercise the vested portion of the Option. The unvested portion of the Option automatically expires on the date of termination of Service. In addition, if Optionee dies during the 90-day period described in subsection 5(a), and a vested portion of the Option has not yet been exercised, then the vested portion of the Option will instead expire on the date twelve (12) months after Optionee’s termination of Service, but in no event after the Expiration Date. In such a case, during the period following Optionee’s death up to the date twelve (12) months after termination of Service, Optionee’s estate or heirs may exercise the vested portion of the Option.

6. Leave of Absence. For purposes of the Option, Service does not terminate when Optionee goes on a bona fide employee leave of absence that was approved by the Company or an Affiliate in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, Service will be treated as terminating 90 days after Optionee went on the approved leave, unless Optionee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends unless Optionee immediately returns to active Service. The Committee determines, in its sole discretion, which leaves of absence count for this purpose, and when Service terminates for all purposes under the Plan.

7. Option Exercise.

(a) Right to Exercise. The Option shall be exercisable on or before the Expiration Date in accordance with the vesting schedule set forth in Section 3.

(b) Notice of Exercise. The Option shall be exercised by delivery of written notice to the Committee (or an officer of the Company designated by the Committee) on any business day, at the Company’s principal office, on the form specified by the Company. The notice shall specify the number of shares of Stock to be purchased, accompanied by full payment of the Exercise Price for the shares being purchased. The notice must also specify how the shares should be registered (in the name of Optionee or in both the names of Optionee and Optionee’s spouse as joint tenants with right of survivorship). The notice of exercise will be effective when it is received by the Company. Anyone exercising the Option after the death of Optionee must provide appropriate documentation to the satisfaction of the Company that the individual is entitled to exercise the Option.

(c) Payment of Exercise Price. Payment of the Exercise Price for the number of shares of Stock being purchased in full shall be made in one (or a combination) of the following forms:

(i) Cash or cash equivalents acceptable to the Company.

(ii) Shares of Stock which have already been owned by Optionee (purchased on the open market or owned for at least six months or such other period designated by the Committee) which are surrendered to the Company. The Fair Market Value of the shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

(iii) To the extent a public market for the shares of Stock exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any withholding taxes.

8. Tax Withholding. The Company or any Affiliate shall have the right to deduct from payments of any kind otherwise due to Optionee, any federal, state, local or foreign taxes of any kind required by law to be withheld upon the issuance of any shares of Stock or payment of any kind upon the exercise of this Option. Subject to the prior approval of the Committee, which may be withheld by the Committee, in its sole discretion, Optionee may elect to satisfy the minimum statutory withholding obligations, in whole or in part, (i) by having the Company withhold shares of Stock otherwise issuable to Optionee or (ii) by delivering to the Company shares of Stock already owned by Optionee. The shares delivered or withheld shall have an aggregate Fair Market Value not in excess of the minimum statutory total tax withholding obligations. The Fair Market Value of the shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements. Any election to withhold shares shall be irrevocable, made in writing, signed by Optionee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

9. Transfer of Option. During Optionee’s lifetime, only Optionee (or, in the event of Optionee’s legal incapacity or incompetency, Optionee’s guardian or legal representative) may exercise the Option. Optionee cannot transfer or assign the Option. Upon any attempt to transfer or assign the Option, the Option will immediately become invalid. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from Optionee’s spouse, nor is the Company obligated to recognize Optionee’s spouse’s interest in the Option in any other way.

10. Market Stand-Off Agreement. In connection with the IPO, Optionee agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock without prior written consent of the Company or its underwriters, for such period of time after the effective date of the IPO registration statement under the Securities Act as may be requested by the Company or the underwriters (not to exceed 180 days in length).

11. Investment Representations. The Committee may require Optionee (or Optionee’s estate or heirs) to represent and warrant in writing that the individual is acquiring the shares of Stock for investment and without any present intention to sell or distribute such shares and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

12. Continued Service. Neither the grant of the Option nor this Award gives Optionee the right to continue Service with the Company or its Affiliates in any capacity. The Company and its Affiliates reserve the right to terminate Optionee’s Service at any time and for any reason not prohibited by law.

13. Stockholder Rights. Optionee and Optionee’s estate or heirs shall not have any rights as a stockholder of the Company until Optionee becomes the holder of record of such shares of Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date prior to the date Optionee becomes the holder of record of such shares, except as provided in Section 14 of the Plan.

14. Adjustments. The number of shares of Stock outstanding under this Option shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in the Option shall not increase the aggregate Exercise Price payable with respect to shares that are subject to the unexercised portion of the outstanding Option and the adjustment shall comply with the requirements under Section 409A of the Code as set forth in part A, Section 3 of this Award. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. In the event of any distribution to the Company’s stockholders of an extraordinary cash dividend or securities of any other entity or other assets (other than ordinary dividends payable in cash or shares of Stock) without receipt of consideration by the Company, the Company shall proportionately adjust (a) the number and kind of shares subject to this Option and/or (b) the Exercise Price of this Option to reflect such distribution.

15. Additional Requirements. Optionee acknowledges that shares of Stock acquired upon exercise of the Option may bear such legends, as the Company deems appropriate to comply with applicable federal, state or foreign securities laws. In connection therewith and prior to the issuance of the shares, Optionee may be required to deliver to the Company such other documents as may be reasonably necessary to ensure compliance with applicable laws.

16. Governing Law. The validity and construction of this Award and the Plan shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and this Award to the substantive laws of any other jurisdiction.

17. Binding Effect. This Award shall be binding upon and inure to the benefit of the Company and Optionee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

18. Tax Treatment; Section 409A. Optionee may incur tax liability as a result of the exercise of the Option or the disposition of shares of Stock. Optionee should consult his or her own tax adviser before exercising the Option or disposing of the shares.

Optionee acknowledges that the Committee, in the exercise of its sole discretion and without Optionee’s consent, may amend or modify the Option and this Award in any manner and delay the payment of any amounts payable pursuant to this Award to the minimum extent necessary to satisfy the requirements of Section 409A of the Code. The Company will provide Optionee with notice of any such amendment or modification.

19. Amendment. The terms and conditions set forth in this Award may only be amended by the written consent of the Company and Optionee, except to the extent set forth in Section 18 hereof regarding Section 409A of the Code and any other provision set forth in the Plan.

20. 2007 Equity Incentive Plan. The Option and shares of Stock acquired upon exercise of the Option granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been provided to Optionee.

NATIONAL CINEMEDIA, INC.

By:
Kurt C. Hall
President and Chief Executive Officer

Date:

Attachments:

2007 Equity Incentive Plan

Form S-8 Prospectus